UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan		48393
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2012, Rockwell Medical, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with EZE Management Properties Limited Partners (“Landlord”) for the Company’s Greer, South Carolina facilities. The Lease Renewal replaces the prior lease agreement dated March 19, 2008 (as amended February 17, 2011) with Landlord for the same facilities.

The term of the Lease commences on March 1, 2013 and continues through February 28, 2015. The Company has the option to renew the Lease for an additional year, through February 28, 2016. The monthly rent payments under the lease will be $15,437.50 per month, plus an additional payment of certain costs relating to real estate taxes and insurance premiums. In the event the Company defaults under the Lease, the Landlord may terminate the lease, and accelerate and declare the entire remaining unpaid rent for the balance of the Lease to be immediately due and payable.

The foregoing does not purport to be a complete description of the Lease, and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.49, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is furnished herewith:

Exhibit number	Exhibit Description

10.49	Lease Agreement dated November 30, 2012, by and between Rockwell Medical, Inc. and EZE Management Properties Limited Partners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: December 4, 2012	By:	/s/ Thomas E. Klema
Thomas E. Klema
	Its:	Chief Financial Officer

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